Registration No.  333-176807

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1 /A
(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KINGLY CHATEAU CORPORATION
(Name of small business issuer in its charter)

Nevada	5180	39-2078329
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification Number)

Unit1705 A, 17 Floor, Tower 1, Silvercord Plaza, No. 30 Canton Road, TST, Kowloon, Hong Kong	InCorp Services, Inc. 2360 Corporate Circle · Suite 400 Henderson, NV 89074-7722
852 - 2957 8088	702-866-2500
(Address and telephone number of registrant's executive office)	(Name, address and telephone number of agent for service)

Copies to:
Diane D. Dalmy, Esq.
8965 West Cornell Place
Lakewood, Colorado 80227
(303) 985-9324

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SHARES OF COMMON STOCK AT $0.10 PER SHARE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller Reporting Company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock par value $0.001	16,612,500	$0.10	$1,661,250	$192.87

Total	16,612,500	$0.10	$1,661,250	$192.87

(1)	This Registration Statement covers the resale by our selling shareholders of up to 16,612,500 shares of common stock previously issued to such selling shareholders.

(2)
The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by and based on the approximate valuation of the shares that were issued to our shareholders in a private placement transaction. The price of $0.10 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC QB at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the OTC Market Group, Inc., which operates the interdealer quotation system for the OTCQB, nor can there be any assurance that such an application for quotation will be approved.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Dated November 22 , 2011

KINGLY CHATEAU CORPORATION

16,612,500 Shares of Common Stock
$0.10 per share
$1,661,250 Maximum Offering

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

We are registering for sale by selling shareholders 16,612,500 shares of common stock at $0.10 per share. We will not receive any proceeds from the shares sold by the selling shareholders.

	Per Share	Total
Initial public offering price	$0.10	$1,661,250
Underwriting discounts and commissions	$0.00	$0.00
Proceeds, before expenses, to us	$0.10	None

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock. The sales price to the public is fixed at $0.10 per share until such time as the shares of our common stock may become traded on the OTCQB operated by the OTC Markets Group Inc., however, there is no assurance that our common stock will become quoted on the OTCQB. If our common stock becomes quoted on the OTCQB, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

 Investing in our common stock involves risks. See “Risk Factors” starting at page 8.

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We Have Received a Going Concern Opinion In the Report of our Independent Registered Public Accounting Firm Accompanying Our April 30, 2011 Financial Statements.

The date of this prospectus is November 22 , 2011.

SUMMARY INFORMATION

The following summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus, including “Risk Factors” and the consolidated financial statements and the related notes before making an investment decision.

SUMMARY OF OUR OFFERING

OUR BUSINESS

Kingly Chateau Corporation ("we", "us", "our", or the "Company") was incorporated in the State of Nevada on March 28, 2011. Since inception, which was March 28, 2011, the Company has been engaged in organizational efforts and obtaining initial financing.   The Company was formed to establish and operate a business within the wine and alcohol industry and to seek additional investment opportunities within this business. In addition, the Company will identify potential companies, organizations and individuals as merger candidates within the wine and alcohol industry and any other similar investment. The Company has not conducted negotiations or entered into a letter of intent concerning any target business within this industry. We plan to establish ourselves within this industry through a strategy of mergers and acquisition and/or an organic growth model. We are predominantly focusing on Companies that are within the wine production, wholesale and retail industries.

THE OFFERING

Following is a brief summary of this offering:

Securities being offered by selling shareholders	Shares of common stock
Offering price per share	$0.10
Net proceeds to us	None
Number of shares outstanding before the offering	16,612,500
Number of shares outstanding after the offering if
all of the shares are sold	16,612,500

Selected financial data

The following consolidated financial information summarizes the more complete historical financial information at the end of this prospectus.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from Kingly Chateau Corporation financial statements.  The accompanying notes are an integral part of these financial statements and should be read in conjunction with financial statements, related notes and other financial information included in this prospectus.

Kingly Chateau Corporation
(A Development Stage Company)
Statements of Operation
For the Three Month and Six Month Periods Ended October 31, 2011 and
for the period from March 28, 2011 (date of inception) through October 31, 2011.

	For the Three Months Ended Oct. 31, 2011	For the Six Months Ended Oct. 31, 2011	For the Period from March 28, 2011 (date of inception) through Oct. 31, 2011
	(unaudited)	(unaudited)	(unaudited)

Revenues:	$--	$--	$--

Expenses:
General and administrative	--	60,000	60,000
Total operating expenses	--	60,000	60,000

Net loss from operations	--	(60,000)	(60,000)

Income tax benefit (provision)	--	--	--

Net Loss	$--	$(60,000)	$(60,000)

Basic and diluted loss per common share	$0.00	$0.00	$0.00

Basic and diluted weighted average common shares outstanding	14,670,313	14,670,313	14,670,313

The accompanying notes are an integral part of the financial statements.

RISK FACTORS

You should carefully consider the risks described below in evaluating our business before investing in our ordinary shares. If any of the following risks were to occur, our business, results of operations and financial condition could be harmed. In that case, the trading price of our ordinary shares could decline and you might lose all or part of your investment in our shares. You should also refer to the other information set forth in this prospectus, including our consolidated financial statements and the related notes and the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations” before deciding whether to invest in our shares.

RISK FACTORS RELATED TO OUR BUSINESS AND POSITION IN INDUSTRY

(1) WE HAVE RECEIVED A GOING CONCERN OPINION IN THE REPORT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ACCOMPANYING OUR APRIL 30, 2011 AND FINANCIAL STATEMENTS.

The independent registered public accounting firm’s report accompanying our April 30, 2011 audited financial statements contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The financial statements have been prepared "assuming that the Company will continue as a going concern." Our ability to continue as a going concern is dependent on raising additional capital to fund our operations and ultimately on generating future profitable operations. There can be no assurance that we will be able to raise sufficient additional capital or eventually have positive cash flow from operations to address all of our cash flow needs. If we are not able to find alternative sources of cash or generate positive cash flow from operations, our business and shareholders will be materially and adversely affected.

(2) WE ARE DEPENDENT ON THE SERVICES AND ADDITIONAL FUNDING OF A CERTAIN KEY EMPLOYEE AND THE LOSS OF HIS SERVICES COULD HARM OUR BUSINESS.

Our success largely depends on the continuing services of our Chairman and Chief Executive Officer, TUNG Yee Shing and the agents and consultants he engages on behalf of the Company. His past experience with financial advisory and management makes the Company dependent on his abilities.   Furthermore, we are completely dependent on Mr. Tung for additional funding necessary to implement our business plan .  Our continued success also depends on our ability to attract and retain qualified personnel.  We believe that Mr. TUNG possesses valuable financial and business development knowledge, experience and leadership abilities that would be difficult in the short term to replicate.  The loss of him as a key employee could harm our operations, business plans and cash flows.

(3) SINCE WE ARE A DEVELOPMENT STAGE COMPANY, THE COMPANY HAS GENERATED NO REVENUES AND DOES NOT HAVE AN OPERATING HISTORY; AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

The Company was incorporated on March 28, 2011; we have not yet commenced our business operations and we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incurred significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

(4) THE WINE PRODUCTION AND SALES MARKETPLACE IS HIGHLY COMPETITIVE. IF WE CANNOT DEVELOP AND MARKET DESIRABLE SERVICES THAT THE MARKET AND OTHER BUSINESSES ARE WILLING TO PURCHASE, WE WILL NOT BE ABLE TO COMPETE SUCCESSFULLY, OUR BUSINESS MAY BE ADVERSELY AFFECTED AND WE MAY NEVER BE ABLE TO GENERATE ANY REVENUES.

Kingly Chateau Corporation has many potential competitors in the wine production and sales marketplace.  We consider the competition is competent, experienced, and they have greater financial and marketing resources than we do at the present. Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the marketing of their services than are available to us.

Some of the Company’s competitors also offer a wider range of products; have greater name recognition and more extensive customer bases than the Company.  These competitors may be able to respond more quickly to new or changing opportunities and manufacturing technologies, undertake more extensive marketing activities, offer terms that are more attractive to customers and adopt more aggressive pricing policies than the Company.  Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to enhance their visibility.  The Company expects that new competitors or alliances among competitors have the potential to emerge and may acquire significant market share.  Competition by existing and future competitors could result in an inability to secure adequate market share sufficient to support Kingly Chateau’s endeavors.  Kingly Chateau cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force it to cease operations.  As a result, you may never be able to liquidate or sell any shares you purchase in this offering.

(5) KINGLY CHATEAU CORPORATION MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

Kingly Chateau Corporation has limited capital resources. Unless Kingly Chateau Corporation begins to generate sufficient revenues to finance operations as a going concern, Kingly Chateau Corporation may experience liquidity and solvency problems. Such liquidity and solvency problems may force Kingly Chateau Corporation to cease operations if additional financing is not available. No known alternative resources of funds are available to Kingly Chateau Corporation.

(6) WE MAY BE UNABLE TO ATTRACT AND RETAIN THE SKILLED EMPLOYEES NEEDED TO SUSTAIN AND GROW OUR BUSINESS.

To date, we have depended on, the skills, efforts and motivations of our sole executive officer. Our success will also depend largely on our ability to attract and retain highly qualified sales and marketing personnel as well as skilled employees familiar with the wine business. We may experience difficulties in locating and hiring qualified personnel and in retaining such personnel once hired, which may materially and adversely affect our business.

(7) ALTHOUGH WE DO NOT CURRENTLY TRANSACT A MATERIAL AMOUNT OF BUSINESS IN FOREIGN COUNTRIES, WE INTEND TO EXPAND INTO INTERNATIONAL MARKETS-
WHICH WILL SUBJECT US TO ADDITIONAL ECONOMIC, OPERATIONAL AND POLITICAL RISKS THAT COULD INCREASE OUR COSTS AND MAKE IT DIFFICULT FOR US TO CONTINUE TO OPERATE PROFITABLY.

We plan to  market our future  products primarily in China and Asian emerging markets and intend to expand into other international markets, including Europe and the Americas. The addition of international operations may require significant expenditure of financial and management resources and result in increased administrative and compliance costs. As a result of such expansion, we will be increasingly subject to the risks inherent in conducting business internationally, including: (i) foreign currency fluctuations, which could result in reduced revenue and increased operating expense; (ii) potentially longer payment and sales cycles; (iii) increased difficulty in collecting accounts receivable; (iv) the effect of applicable foreign tax structures, including tax rates that may be higher than tax rates in the United States or taxes that may be duplicative of those imposed in the United States; (vi) tariffs and trade barriers; (vii) general economic and political conditions in each country; (ix) inadequate intellectual property protection in foreign countries; (x) uncertainty regarding liability for information retrieved and replicated in foreign countries; (xi) the difficulties and increased expense in complying with a variety of domestic and foreign laws, regulations and trade standards, including the Foreign Corrupt Practices Act; and (xi) unexpected changes in regulatory requirements.

(8) WE MAY NEED ADDITIONAL CAPITAL IN THE FUTURE, BUT THERE IS NO ASSURANCE THAT FUNDS WILL BE AVAILABLE ON ACCEPTABLE TERMS, OR AT ALL.

We may need to raise additional funds in order to achieve growth or fund other business initiatives. This financing may not be available in sufficient amounts or on terms acceptable to us and may be dilutive to existing stockholders if raised through additional equity offerings. Additionally, any securities issued to raise funds may have rights, preferences or privileges senior to those of existing stockholders. If adequate funds are not available or are not available on acceptable terms, our ability to expand, develop or enhance services or products, or respond to competitive pressures may be materially limited.

(9) WE ARE NOT RAISING ANY FUNDS IN THIS OFFERING AND PAYING OFFERING EXPENSES, WHICH COULD LIMIT OUR AVAILABLE CASH.

As of  October 31, 2011, we had current assets of $56,160 and cash in the amount of $56,160. We will not receive any proceeds from this offering and paying the estimated offering expenses of $15,000.00.  The offering expenses of $15,000.00 will reduce our current assets and available cash. Therefore, we may be in worse financial condition following this offering than we were prior to commencement of this offering.

RISKS RELATED TO OUR SHARES AND THIS OFFERING

(10) THERE IS NO MARKET FOR OUR SHARES OF COMMON STOCK AND WE MAY NEVER DEVELOP A MARKET, WHICH WOULD RENDER INVESTORS’ INVESTMENT ILLIQUID.

Our common shares are not listed on any stock market or exchange, making the selling and trading of our shares exceedingly difficult. Without a secondary market, one is not easily able to sell or trade our shares after purchasing them, and therefore may be stuck with their shares, rendering them illiquid. We intend to submit an application for a priced quotation on the OTC QB, but there is no guarantee that our application will be approved. And even if we are accepted, quotation on the OTC QB doesn't assure that a meaningful market will be created and sustained. It is common, in fact, for OTC QB -listed companies to have a non-existent trading volume on any given day.

(11) ANY FUTURE MARKET PRICE FOR OUR SHARES MAY BE VOLATILE AND SUBJECT TO WIDE FLUCTUATIONS IN RESPONSE TO VARIOUS FACTORS INCLUDING FLUCTUATIONS IN OUR QUARTERLY OPERATING RESULTS, THE SUCCESS OF OUR COMPETITORS,  LITIGATION RELATED TO ANY INTELLECTUAL PROPERTY, ADDITION OR DEPARTURE OF KEY PERSONNEL, AND/OR MARKET CONDITIONS.

In the event we obtain a listing on the OTC QB, the market price for our shares is likely to be highly volatile and subject to wide fluctuations in response to various factors, including the following: (i) actual or anticipated fluctuations in our quarterly operating results and revisions to our expected results; (ii) changes in financial estimates by securities research analysts; (iii) conditions in the market for our financial literacy products; (iv) changes in the economic performance or market valuations of companies specializing in the financial literacy education industries; (v) announcements by us or our competitors of new services, strategic relationships, joint ventures or capital commitments; (vi) addition or departure of key personnel; (vii) fluctuations of exchange rates between foreign currency and the U.S. dollar; (viii) litigation related to any intellectual property; and (ix) sales or perceived potential sales of our shares.

In addition, the securities market has from time to time, and to an even greater degree since the last quarter of 2007, experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also have a material adverse effect on the market price of our ordinary shares.  Furthermore, in the past, following periods of volatility in the market price of a public company’s securities, shareholders have frequently instituted securities class action litigation against that company. Litigation of this kind could result in substantial costs and a diversion of our management’s attention and resources.

(12) OUR COMMON STOCK WILL BE CLASSIFIED AS A “PENNY STOCK” UNDER SEC RULES WHICH WILL LIMIT THE MARKET FOR OUR COMMON STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock

(13) PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE TUNG YEE SHING, OUR CHIEF EXECUTIVE OFFICER AND DIRECTOR, CONTROLS A MAJORITY OF OUR ISSUED AND OUTSTANDING COMMON STOCK.

Presently, TUNG Yee Shing, our Chief Executive Officer and a director, beneficially owns approximately 96.3% of the total issued and outstanding shares of common stock. Because of such ownership, investors in this offering will have limited control over matters requiring approval by our shareholders, including the election of directors. Such control may also make it difficult for our shareholders to receive a premium for their shares of common stock in the event the Company enters into transactions that require stockholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control. For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of our Board of Directors. This concentration of ownership limits the power to exercise control by the minority shareholders.

(14) WE ARE A FULLY REPORTING COMPANY UNDER THE EXCHANGE ACT OF 1934, AS AMENDED,  AND SUBJECT TO THE REPORTING REQUIREMENTS OF SECTION 13(A)

By registering securities under Section 12(g) of the Exchange Act of 1934, as amended (the “Exchange Act”), we will be subject to the period and current reporting obligations imposed by Section 1 3 ( a ) of the Exchange Act.  Section 1 3 ( a ) of the Exchange Act requires issuers to file periodic reports with the Securities and Exchange Commission.The purpose of Section 1 3 ( a ) is to ensure that investor s who buy securities in a registered offering are provided with current information on an ongoing basis.

(15) NEVADA LAW AND OUR ARTICLES OF INCORPORATION MAY PROTECT OUR DIRECTORS FROM CERTAIN TYPES OF LAWSUITS, INCLUDING MONETARY DAMAGES FOR CERTAIN TYPES OF CONDUCT AS OFFICERS AND DIRECTORS.  OUR BYLAWS PERMIT US BROAD INDEMNIFICATION POWERS TO ALL PERSONS AGAINST ALL DAMAGES INCURRED IN CONNECTION WITH OUR BUSINESS TO THE FULLEST EXTENT PROVIDED OR ALLOWED BY LAW.

Nevada law provides that our officers and directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as officers and directors. Our Bylaws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

(16) OUR SOLE OFFICER AND DIRECTOR IS A NATIONAL AND/OR RESIDENT OF HONG KONG.  THEREFORE, IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE WITHIN THE UNITED STATES ANY JUDGMENTS OBTAINED AGAINST OUR DIRECTOR/OFFICER OR US.  ALL OR A SUBSTANTIAL PORTION OF MR. TUNG’S ASSETS ARE LOCATED OUTSIDE THE UNITED STATES.  AS A RESULT, IT MAY BE DIFFICULT FOR INVESTORS TO EFFECT SERVICE OF PROCESS ON OUR DIRECTOR/OFFICER OR ENFORCE WITHIN THE UNITED STATES ANY JUDGMENTS OBTAINED AGAINST OUR OFFICER/DIRECTOR.

Mr. Tung, our sole officer and director, resides in Hong Kong. Therefore, it may be difficult for investors to enforce within the United States any judgments obtained against our director/officer or us. All or a substantial portion of Mr. Tung’s assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on our director/officer or enforce within the United States any judgments obtained against our officer/director, or us including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them. In addition, investors may not be able to commence an action in a Hong Kong court predicated upon the civil liability provisions of the securities laws of the United States. We have been advised by our counsel that there is doubt as to the enforceability, in original actions in Hong Kong courts, of liability based upon the U.S. federal securities laws and as to the enforceability in Hong Kong courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of the U.S. federal securities laws. Therefore, it may not be possible to enforce those actions against our director/officer or us.

(17) INCREASED REGULATION ON ALCOHOL AND TAXES COULD ADVERSELY AFFECT US BY CAUSING POTENTIAL INCREASES IN LICENSING FEES AND ALCOHOL EXCISE TAXES, WHICH COULD AFFECT OUR FINANCIAL CONDITION.  ALSO, ANY DEVELOPMENT OF NEW VINEYARDS WOULD BE SUBJECT TO COMPLIANCE WITH ZONING LAWS, ENVIRONMENTAL LAWS, AND LIQUOR AUTHORITIES.

The wine industry is subject to extensive regulation by the Federal Alcohol Tobacco Tax and Trade Bureau (“TTB”) and various foreign agencies, state liquor authorities, and local authorities. These regulations and laws dictate such matters as licensing requirements, trade and pricing practices, permitted distribution channels, permitted and required labeling, and advertising and relations with wholesalers and retailers. Any development of new vineyards or wineries may be limited by present and future zoning ordinances, environmental restrictions and other legal requirements. In addition, new regulations or requirements or increases in excise taxes, income taxes, property and sales taxes or international tariffs, could affect our financial condition or results of operations. Recently, many states have considered proposals to increase, and some of these states have increased, state alcohol excise taxes. New or revised regulations or increased licensing fees, requirements or taxes could have a material adverse effect on our financial condition or results of operations. There can be no assurance that new or revised regulations or increased licensing fees and requirements will not have a material adverse effect on our business and our results of operations and our cash flows.

(18) OUR SOLE OFFICER, DIRECTOR, AND EMPLOYEE HAS NO BUSINESS EXPERIENCE IN THE WINE AND ALCOHOL INDUSTRY, AND HAS NEVER RUN A WINE OR ALCOHOL COMPANY BEFORE.

Mr. TUNG’s experience is in the financial industry, including: general business, start-up, operations, and winding-up companies. He has experience in establishing sales and trade channels and in establishing markets for products. He has no direct experience in the wine and alcohol industry, but he has a depth of experience in the financial markets and in general business industry. He would be using his experience to take whatever steps are necessary to execute the business plan and assemble a group of personnel consistent with the business plan.

FORWARD LOOKING STATEMENTS RENDER INVESTING UNCERTAIN.

We make “forward-looking statements” in the “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections and elsewhere throughout this prospectus, including the pro-forma assumptions. Whenever you read a statement that is not simply a statement of historical fact (such as when we describe what we “believe,” “expect” or “anticipate” will occur, and other similar statements), you must remember that our expectations may not be correct, even though we believe that they are reasonable. We do not guarantee that the transactions and events described in this prospectus will happen as described or that they will happen at all. You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect. The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. Except for events or circumstances which occur up to the date of our prospectus, we undertake no obligation, beyond that required by law, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made in this prospectus, even though our situation will change in the future.

Forward-looking statements include statements about: (i) our ability to attract and retain key employees; (ii) the anticipated benefits and risks associated with our business strategy; (iii) our future operating results; (iv) the anticipated benefits and risks of our key strategic plan to acquire additional operating businesses; and (v) the anticipated size or trends of the alcohol beverage, specifically wine market in which we intend to enter and the anticipated competition in those markets. Whether actual results will conform with our expectations and predictions is subject to a number of risks and uncertainties, many of which are beyond our control, and reflect future business decisions that are subject to change.

Some of the assumptions, future results and levels of performance expressed or implied in the forward-looking statements we make inevitably will not materialize, and unanticipated events may occur which will affect our results. The “Risk Factors” section of this prospectus describes the principal contingencies and uncertainties to which we believe we are subject, which include the following risks: (i) Our operations are cash intensive, and our business could be adversely affected if we fail to maintain sufficient levels of liquidity and working capital; (ii) restrictions on our use of funds provided by banks or our inability to pay off our short-term loans upon maturity could harm our business, and (iii) adverse changes in the economy may affect our business.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock in this offering. All proceeds from the sale of the shares of common stock will be received by the selling shareholders.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the approximate valuation of the shares of common stock that were issued to the security holders of Kingly Chateau in accordance with the terms and provisions of the Share Exchange Agreement pursuant to an exemption under Rule 504 of Regulation D and Regulation S promulgated under the Securities Act of 1933. The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange,  we intend  to submit an application for a priced quotation on the OTC QB. However, there can be no assurance that such an application for quotation will be approved by the OTC Markets Group Inc.

In the event our common stock is quoted through the OTC QB, the shares to be sold pursuant to the registration statement will be sold at prevailing market prices or privately negotiated prices. There is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

Since all of the shares of common stock being registered are already issued and outstanding, no dilution will result from this offering.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

There are 40 selling shareholders. They may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets or exchanges as the common stock may from time to time be trading;
2.	In privately negotiated transactions;
3.	In short sales; or
4.	In any combination of these methods of distribution.

The sales price to the public is fixed at $0.10 per share until such time as the shares of our common stock may become traded on the OTCQB operated by the OTC Markets Group Inc., however, there is no assurance that our common stock will become quoted on the OTC QB. If our common stock becomes quoted on the OTCQB, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;
2.	A price related to such prevailing market price of our common stock; or
3.	Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services.

Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders. We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things: (i) not engage in any stabilization activities in connection with our common stock; (ii) furnish each broker or dealer through which common stock may be offered, such as copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and (iii) not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934.

There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met.

Of the 16,612,500 shares of common stock outstanding as of the date of this Prospectus, 16,000,000 shares are beneficially owned by TUNG Yee Shing, the founder of Kingly Chateau and our Chief Executive Officer. These shares can only be resold in compliance with Rule 144 of the Securities Act of 1933.

We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

Section 15(g) of the Exchange Act

Our shares of common stock, because they are considered a “penny stock”, are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).  While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer execute a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.  The application of the penny stock rules may affect your ability to resell your shares.

The application of the penny stock rules may affect your ability to resell your shares.

MARKET FOR COMMON EQUITY

Shares of our common stock have not yet commenced trading on the OTCQB Market, therefore, there is no public market for our shares. We cannot assure you that a market for our stock will develop. If a market develops and trading commences, the market for our common stock may be limited, and can be volatile. Investors may not be able to resell their shares at or above the price they paid for them or may not be able to sell their shares at all if a market does not develop.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this report.  The management’s discussion, analysis of financial condition, and results of operations should be read in conjunction with our financial statements and notes thereto contained elsewhere in this prospectus.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has incurred an accumulated deficit of $60,000 for the period from inception (March 28, 2011) to  October 31, 2011.  The Company has not generated revenue, as the business operations have been focused on developing our business plan and market research, this raises substantial doubt about the Company's ability to continue as a going concern.

The following table provides selected financial data about our company for the period from the date of inception (March 28, 2011) through  October 31, 2011.  For detailed financial information, see the financial statements included in this prospectus.

Balance Sheet Data:

As of  October 31, 2011

Cash	$56,1 6 0

Total assets	$56,1 6 0

Total liabilities	$--

Shareholders’ Equity	$56,1 6 0

OVERVIEW

Kingly Chateau Corporation ("we", "us", "our", or the "Company") was incorporated in the State of Nevada on March 28, 2011. Since inception, which was March 28, 2011, the Company has been engaged in organizational efforts and obtaining initial financing.   The Company was formed to establish and operate a winery and retail wine business and intends to seek additional investment opportunities in the wine and alcohol business. We may at some point in time desire an acquisition or business combination that we deem advantageous to operations.  It should be noted that the Company has not conducted negotiations or entered into a letter of intent concerning any target business.  If we were to seek a business combination, we would predominantly focus on Companies that are within the wine production, wholesale and retail industries.

The growth of the economies in Asia has provided opportunities to many professional companies in the region.  In order to attempt to gain access to the opportunities across the emerging economies, Kingly Chateau Corporation has developed a strategic plan to target the emerging markets in Asia based on  recent growth of personal wealth in Mainland China and other regional Asian emerging markets.

The Company  hopes to acquire assets of operating companies or individuals in the wholesale, retail, internet, distribution and manufacturing markets, i.e. developing sales opportunities and revenues from the alcoholic beverage (mainly wine) industry.  The following have been identified as potential markets that we may pursue:

●	Wholesale sales and distribution;
●	Internet-based sales and brokering;
●	Retail sales;
●	Regional distribution;
●	Manufacturing (bottling) or private labeling.

Recently, the company principal has made certain inroads in the wine industry and believes that the company will either actively become engaged in that business at some level or will be the subject of a merger or acquisition within that market. The company will remain and still remains open to merger/acquisition or other combination in other markets, but seeks to take advantage to the current business climate favoring this nature of business. The Company is in the process of determining a location for an initial retail operation and developing its online based marketing plan. The Company will continue to make itself available for merger within this market and will at the same time, continue to proceed forward with its business plan to establish operations.

Current activities include traveling to strategic areas in Asia and other countries (principally Italy) in order to make contacts with persons and companies in the wine and alcohol related businesses. Current activities also include travel in Shenzhen, Shanghai, Hong Kong and Beijing to ascertain information and develop contacts in order to open a retail outlet within the wine and alcohol industry. Retail outlets are a long-term goal for the company.  Current activities also include market research within Asia to evaluate potential growth locations and meeting with potential agents and/or distributors.

Apart from successful implementation of its goals, the Company will remain open to any reasonable business combination, including merger and or acquisition of other private or public company that the Company director(s) deem appropriate and in the best interest of its shareholders.

The Company intends also to seek individuals critical to executing its goals and intends to engage their services in exchange (in part) for Company shares.  In this way, the Company expects to use its initial offices to serve as a platform for a co-operative structure to expand in Hong Kong, Vietnam, Singapore, Thailand, the Philippines and Malaysia (the “Growth Markets”).  In additional to the aforesaid countries, the Company may further desire expan sion into other countries (collectively, the “Emerging Markets”) with potential for its business model to achieve remarkable growth and return to its shareholders.

PLAN OF OPERATIONS

Our specific goal is to begin the expansion of our business by making efforts to establish a brand and products for sale to consumers while at the same time seeking to expand organically or through the acquisition of similar or synergistic businesses.  Once we have a brand and products, we plan to increase our marketing with press activities and web-based initiatives. W e intend to accomplish the foregoing through the following milestones:

August 2011- December 2011	Register our previously issued shares on this Form S-1.
December 2011 - February 2012	Strategize on our - sales and PR campaigns; work with market maker and file 15c2-11 to obtain trading symbol.
June 2012 – September 2012
Implement our strategy, evaluate success in terms of number of products and consumers, as well as in terms of quality of our relationships; develop and promote additional products for sale to consumers.

Successful operations, mergers, acquisition and alliances mainly fuel the Company’s future growth.   This is because different countries will have different cultural, legal and business requirements making “Greenfield” establishment very costly.  The following sets forth certain characteristics of the potential target and affiliation targets for the Company.

●	Targeting individual to small-medium wine distribution and manufacturing enterprises;
●	Operating in more than two cities in a country;
●	Extensive client-base connection with local investment;
●	High profile, under-leveraged client base;
●	Willing to become part of a regional network;
●	Willing to take Company Shares as substantial compensation;
●	Willing to hold shares for a period of at least two years.

While the Company initially determined to seek merger/acquisition candidate, through its nascent development and research, the Company president has determined to develop a parallel business plan in the wine and alcohol industry.  The Company intends to initiate revenue operations in the wine and alcohol industry, and at the same time, will be open to a merger or acquisition of a synergistic target or candidate.

Over the next 12 months, the following activities as are planned:
0-3 months   (estimated costs $10,000-$15,000 for quarter)
-           Develop and implement on-line based marketing plan
-           Develop information for on-line presence
-           Traveling to Europe (principally Italy) to establish manufacturing contacts
-           Traveling to Europe (principally Italy) to establish wine import contacts
-           Obtain S1 approval and seek 15C211 approval
-           Seek suitable investors
3-6 months   (estimated costs $10,000-$15,000 for quarter)
-           Implement on-line marketing
-           Launch website
-           Traveling to Europe (principally Italy) to establish manufacturing contacts
-           Traveling to Europe (principally Italy) to establish wine import contacts
-           Travel to Shenzhen. Shanghai, Beijing, HK to develop retail marketing plan
-           Travel in China to develop contacts with agents in the wine industry
-           Seek 15C211 approval
-           Seek suitable investors
6-9 months   (estimated costs $10,000-$15,000 for quarter)
-           Initial nominal revenue from on-line presence anticipated
-           Identify initial retail location
-           Approve marketing and purchasing plan for retail operation
-           Travel to Europe to further develop wine manufacturing and import contacts
-           Seek suitable investors
9-12 months (estimated costs $10,000-$20,000 for quarter)
-           Launch initial retail location
-           Initial nominal revenue from retail operations
-           Hire initial full-time employee in China
-           Travel in China to identify potential growth regions
-           Seek suitable investors and/or identify merger/growth candidates

The source of funding at this time would be exclusively the funds raised to date and further investment by OTC Investment Management Group in support of the business plan.  OTC Investment Management Group has committed as much as $250,000 USD as future investment to further the business plan as needed.

LIQUIDITY, CAPITAL RESOURCES AND RESULTS OF OPERATIONS

The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed below and elsewhere in this prospectus. The financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Liquidity and Capital Resources

As of April 30, 2011, our current assets were $0 and our current liabilities were $0. As of  October 31, 2011, current assets were $56,160, consisting of cash, and our current liabilities were $0.  We have an accumulated deficit in the amount of $60,000 resulting from start-up costs.

We are dependent on support from our majority shareholder for our operating expenses and obligations.  Support has been pledged, however there is no written commitment to continued funding.  We currently have $56,160 in cash to meet our current obligations, which  may prove to be insufficient to develop our operating plan.  We anticipate that the cash reserves will be adequate for approximately  twelve months.

Cash Flows from Operating Activities

We have not generated positive cash flows from operating activities. From inception through  October 31, 2011, net cash flows used in operating activities was $0 consisting primarily of a net loss of $60,000, adjusted for non-cash expenses (stock-based compensation for start-up) in the amount of $60,000, resulting in $0 cash used.

Cash Flows from Financing Activities

We have financed our operations primarily from the issuance of equity instruments. From inception through  October 31, 2011, net cash flows provided from financing activities was $60,000. Cash flows from financing activities consisted of $50,000 in proceeds from issuance of common stock.

As of fiscal year ended April 30, 2011, net cash flows provided from financing activities was $0. Cash flows from financing activities through October 31 , 2011 consisted of proceeds from issuance of common stock.

Results of Operations

For the three months ended  October 31, 2011 and from inception (March 28, 2011) through October 31, 2011

We have generated $0 revenues for the three months ended  October 31, 2011 and for the period March 28, 2011 (date of inception) through October 31, 2011.   We have incurred expenses in the amount of $0 and $60,000 for the three month period ended  October 31, 2011 and for the period March 28, 2011 (date of inception) through  October 31, 2011, respectively.  Costs incurred in the amount of $60,000 were non-cash compensation to our founder for start up costs. Our expenses resulted in net loss of $0 and $60,000 for the three month period ended  October 31, 2011 and for the period March 28, 2011 (date of inception) through  October 31, 2011, respectively.

MATERIAL COMMITMENTS

None

FUNDING REQUIREMENTS

Our business plan provides for growth through successful operations and expansion of product line and retail outlets. We are able to support our web-based operations, various retail outlets and wholesale operations with minimal initial investment. We anticipate the first year of operations can be supported from Company cash reserves in the amount of $50,000 USD.

We do not anticipate expenses from operations to exceed cash reserves; therefore, no immediate revenues are required. We anticipate that any operational expense will be supported by either cash reserves or by revenues generated as a direct result of the operational expense. Alternatively, the Company may require additional funding in order to fully execute its business plan, and additional financing may not be available.

In the event that the needed capital investment is not available on terms acceptable to us, we face the risk of not being able to meet our minimum financial obligations.   There have been no direct expenses billed to the company by Mr. TUNG and all services have been performed in exchange for shares.  We currently do not have any contractors and Mr. TUNG is our only employee.

Moreover, there are certain costs associated with being a publicly reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These costs include accounting, audit and legal fees. We anticipate that our accounting and audit, and legal fees will average approximately $25,000 on an annual basis as costs associated with our disclosure and filing requirements under the Exchange Act.  We believe that generation of revenue will be sufficient to pay for these expenses on an ongoing basis.

Currently, the Company does not have any web-based operations, various retail outlets or wholesale operations.

In general, existing working capital, further advances, private placement offerings and debt instruments, are expected to be adequate to fund our operations over the next  twelve months. We have no lines of credit or other bank financing arrangements. Generally, we have financed operations to date through the proceeds of the private placement of equity and debt instruments. We intend to finance these expenses with further issuances of securities and debt issuances. Thereafter, as discussed above, we expect we will need to raise additional capital and generate revenues to meet long-term operating requirements. Additional issuances of equity or convertible debt securities will result in dilution to our current shareholders. Further, such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of our operational strategies, endeavors or opportunities, which could significantly and materially restrict our business operations.

OFF-BALANCE SHEET ARRANGEMENTS

As of the date of this prospectus, we do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

BUSINESS

GENERAL

Kingly Chateau Corporation ("we", "us", "our", or the "Company") was incorporated in the State of Nevada on March 28, 2011. Since inception, which was March 28, 2011, the Company has been engaged in organizational efforts and obtaining initial financing.   The Company was formed to establish and operate a winery and retail wine business and intends to seek additional investment opportunities in the wine and alcohol business. The intent is to seek investors looking to benefit from the expanding industry in Asia and to benefit from the liquidity of a viable and profitable public company.  We may at some point in time desire an acquisition or business combination that we deem advantageous to operations.  It should be noted that the Company has not conducted negotiations or entered into a letter of intent concerning any target business.  If we were to seek a business combination, we would predominantly focus on Companies that are within the wine production, wholesale and retail industries.

The growth of the economies in Asia has provided opportunities to many professional companies in the region.  In order to attempt to gain access to the opportunities across the emerging economies, Kingly Chateau Corporation has developed a strategic plan to target the emerging markets in Asia based on exponential growth of personal wealth in Mainland China and other regional Asian emerging markets.

The Company intends to implement its plan and acquire assets of operating companies or individuals in the wholesale, retail, internet, distribution and manufacturing markets, i.e. developing sales opportunities and revenues from the alcoholic beverage (mainly wine) industry.  The following have been identified as potential markets that we may pursue:

●	Wholesale sales and distribution;
●	Internet-based sales and brokering;
●	Retail sales;
●	Regional distribution;
●	Manufacturing (bottling) or private labeling.

In addition to its Services, the Company is also planning to expand its footprint in the Asia via a mergers and acquisitions strategy of like or synergistic companies. The Company will also seek individuals critical to executing our plan and intends to engage their services in exchange (in part) for Company shares.  In this way, the Company will use its initial offices to serve as a platform for a co-operative structure to expand in Hong Kong, Vietnam, Singapore, Thailand, the Philippines and Malaysia (the “Growth Markets”).  In additional to the aforesaid countries, the Company may further expand into other countries (collectively, the “Emerging Markets”).

PRINCIPAL PRODUCTS AND SERVICES

The Company’s Services

The Company currently does not offer any products or services.  However, the long-term goal for the Company is to provide the following Services:

1.	Wholesale sales and distribution;
2.	Internet-based sales and high-end brokering;
3.	Retail sales;
4.	Regional distribution;
5.	Manufacturing (bottling) and private labeling;

Propelled by the influx of PRC enterprises into the local and international capital market, the Company plans to serve the Greater China Region with expansion into the Growth Markets and Emerging Markets.

Wholesale Sales and Distribution

The Company plans to initially leverage the expertise of its officer and director to establish operations in wholesale sales and distribution. The Company may reach out to a sourcing base to establish a Company Brand, through private label.  The Company intends to develop its wholesale sales and distribution network through synergistic merger or acquisition of company or individuals.

Internet-based Sales and High-end Brokering

The Company currently has no products.  In the future, t he Company intends to develop a proprietary website to market various products and to conduct auctions for unusual, rare and/or highly regarded vintages (the “Select Vintages”). The Company hopes to offer these Select Vintages to its potential members (the “Internet Members”) first and then provide private auctions for the Select Vintages.

The Company intends to succeed in developing this initiative through the following actions

●	Synergistic merger or acquisition of company or individuals;
●	Designing and launching its Company website;
●	Acquiring rights to sell Select Vintages;
●	Providing home-based delivery of vintages;
●	Providing home-based delivery of various accoutrements to wine and consumption.

Retail Sales

The company currently has no retail storefronts, warehouses, or products.  Our long-term goals include building a Wholesale Sales and Distribution network , and  Internet-based sales and High-end Brokerage. T he Company intends to open retail stores in key markets once our other long-term goals are accomplished. The Company will seek to increase its exposure to foot traffic customers and provide for a local forum for Internet Members to come and taste new and Select Vintages.

The Retail Sales service would also provide direct access to on-demand inventory as well as a location for Internet sales to be picked up in the case of a local sale. The Company plans to implement the following key components in the Retail Sales services.

●	Synergistic merger or acquisition of company or individuals;
●	Providing for easy access for Internet Members and new customers;
●	Providing a Internet Members benefit to taste new and Select Vintages;
●	Providing for a point of sale of common and Select Vintages;
●	Sponsoring or co-sponsoring local events.

Regional Distribution

The Company currently has no products or distribution.  Our long-term goals include leverag ing our officer and director ’s expertise and sourcing network in Asia to assist in the development of becoming a regional distributor. While regional distribution may be a secondary rollout service, it will be ultimately critical to the Company’s development of services and product in Growth Markets and Emerging Markets. The Company intends to accomplish this goal through the following efforts:

●	Synergistic merger or acquisition of company or individuals;
●	Establishing brand and service awareness of the Company;
●	Providing access to Company products and services to Emerging Markets.

Manufacturing (Bottling) and Private Labeling

The Company currently does not have any products or manufacturing, nor does it offer any services.  Ultimately, the Company intends to enter the manufacturing and winemaking business through the acquisition of land, rights and bottling facilities. The Company would then also enter into agreements to offer through private labeling the Company’s proprietary blend of wines and vintages (the “Company Vintages”). The Company intends to provide common vintages and small batch high-end Company Vintages.

●	Synergistic merger or acquisition of company or individuals;
●	Acquisition of land to grow grapes and/or rights to grapes;
●	Acquisition of or rights to use bottling facilities.

OUR GROWTH STRATEGY

The Company’s growth plan and strategy has not been formulated in vacuum.  The Company’s sole officer and director has over 12 years of strategic asset development, mergers and acquisitions, structured asset disposition and in establishing sales and distribution of products and services in Hong Kong and Mainland China. He has developed a vast network or sourcing clients and database upon which to rely in executing the Company’s goals. In doing so, he has identified two major trends:

●
There is a “New Rich” segment of the Asian market (primarily in mainland China). The New Rich have established its own customs of displaying it new wealth, i.e. import cars, single-family housing, sprawling and gated residential areas. This is one of the primary sales targets for the Company as they have an insatiable need to display their wealth and enjoy a lifestyle consistent with their income.

●
The New Rich are also moving from Mainland China to both Growth Markets (Hong Kong, Singapore, Malaysia) where they can enjoy an immediate “upgrade” in living standards and provide for grater education and future for their children, and to Emerging Markets (Thailand, Vietnam) where they can enjoy greater spending value for their wealth.

The trend is for the New Rich to display their wealth in various tangible ways…brand name cars, multiple homes, clothing, jewelry, etc. One of the ways is through the display of knowledge (actual or implied) of property or items that are traditionally considered for the wealthy or are traditionally a part of wealthy society (Europe or America). Wine is one of these types of items. So we anticipate that the wine industry would flourish in China and other emerging Asian markets as a result.

Relying on this research, the Company is planning to provide its Services across Asia.

Expanding the Services Scope and Geographic Coverage

The Company intends to become a recognized leader in the rapidly growing economies in Asia.  It is committed to grow itself to be a company with wide service offerings and extensive geographic coverage.  The following table shows the Company’s anticipated position within 36 months of implementation.

Services
Country	Wholesale Sales & Distribution	Internet Sales & Brokering	Retail Sales	Regional Distribution	Bottling & Private Labeling
Hong Kong &	✓	✓	✓	✓	✓
Greater China	✓	✓	✓	✓	✓
Singapore	✓	✓	¡	¡	¡
Malaysia	✓	✓	¡	¡	¡
Thailand	¡	✓	✓	✓	✓
Vietnam	¡	✓	✓	✓	✓
The Philippines	¡	✓	¡	✓	✓
✓ - Services to be developed in the region with concrete plan
¡ - Services to be developed when market conditions are favorable

Expansion Plans

The Company plans to implement its strategy in China initially.  It intends to replicate its success into other areas in Asia.  Due to the similarity of client relationship management model, the Company thinks it can replicate its Offerings in the Growth Markets and Emerging Markets with greater success.

The Company’s priority shall be to establish and expand these offerings in Hong Kong and Mainland China, Singapore and Vietnam because markets in these countries are very active and act in concert. Opportunities that will require commitments to real estate (Retail Sales) will be confined to Emerging Markets as the financial exposure can be limited, and would be expanded into the Growth Markets in accordance with existing regional sales support. In order to expand into the economies as shown in the above table, the Company expects to entertain discussions with established providers of same or similar Offerings and will seek alliances and partnerships leveraging the Company’s reporting status with the Securities and Exchange Commission.  The alliances will likely be formed by an acquisition, or merger.  That is, the Company will issue new shares to these targets in exchange for a controlling stake in their respective companies.

In addition to the initial offices in Shenzhen, China, the Company is planning to further expand into other first and second-tier cities in China, including, Beijing and Shanghai. Similarly, in Vietnam, the Company shall initially target offices in Hanoi and Ho Chi Minh (Saigon) and will seek opportunities in Bangkok, Chiang Mai and Nakhon Ratchasima, Thailand; Kuala Lumpur, George Town and Putrajaya, Malaysia, and Manila and Quezon City, the Philippines.

With its existing base in China and future partners in other countries, the Company will formulate a dedicated team in pursuing mergers and acquisitions and fund raising opportunities.

Growth Plan

The Company intends to grow into a regional player after initial services and initiation of its business plan and target acquisitions. However, since the development of sales channels, the M&A process and the post-M&A integration will take management resources and time, the Company has developed a three year time-frame.

The Company’s future growth is mainly fueled by mergers, acquisition and alliances.  This is because different countries will have different cultural, legal and business requirements making “Greenfield” establishment very costly.  The followings set forth certain characteristics of the potential Target and affiliation targets for the Company.

●	Targeting individual to small-medium wine distribution and manufacturing enterprises;
●	Operating in more than two cities in a country;
●	Extensive client-base connection with local investment;
●	High profile, under-leveraged client base;
●	Willing to become part of a regional network;
●	Willing to take Company Shares as substantial compensation;
●	Willing to hold shares for a period of at least two years.

PROPERTY

Our principal office space is located at Unit 1705 A, Seventeenth Floor, Tower I, Silvercord Plaza, No. 30 Canton Road, TST, Kowloon, Hong Kong. The office space is for corporate identification, mailing, and courier purposes and is provided to us at no cost.  We do not lease or own any other property.

EMPLOYEES

The total number of employees we have, including full- and part-time, is currently one. We rely on the services of our Chief Executive Officer and our President to devote as much time as they can to our operations and to spend time overseeing our administrative responsibilities as well. Mr. TUNG will engage the services of certain agents and consultants to assist in executing the Company’s business plan. Consulting agents would be engaged in various industries and professions: wine and alcohol industry, web development and marketing industry, product development and product marketing, and potential agents in the manufacturing industry.  The source of funding for any consultants at this time would be the funds raised to date and any further investment by OTC Investment Management Group and/or Mr. Tung in support of the business plan.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

OFFICERS AND DIRECTORS

All of our directors hold office until the next annual general meeting of the shareholders or until their successors are elected and qualified. Our officers are elected by the board of directors and serve until their respective successor is duly elected and qualified, or until she or he is removed from office. The board of directors has no nominating, auditing or compensation committees. The persons named below have held their offices/positions since our inception and is expected to hold their offices/positions until the next annual meeting of our stockholders.

Our officers and directors and additional information concerning them are as follows:

Name	Age	Position

TUNG Yee Shing	36	President, Secretary, Officer, Treasurer and Director

TUNG Yee Shing, President, Secretary, Officer, Treasurer and Director

TUNG Yee Shing, age 36, acts as President, Secretary, Officer, Treasurer, Director and Promoter for the Company since its formation on March 28, 2011. Mr. TUNG has over 12 years of professional experience in financial services and management.  He joined Deloitte & Touche in 1999 until 2004 as a management consultant.  He assisted a number of his clients in formulating and executing their Asian strategies, including CNN, China Netcom, Midea, Guangdong Nuclear Power, and New World Group. Mr. TUNG has a focus to help client's marketing strategies in Hong Kong and China.  Apart from strategy advisory, Mr. TUNG has also assisted a number of clients in their corporate governance such as Hong Kong Exchange Fund Limited, PPG, and the fund management arm of the Hong Kong Housing Authority.

From 2004 until 2008, Mr. TUNG moved to the corporate finance arm of Deloitte with a focus on strategic investment.  He has assisted a number of client's in managing their investment portfolio such as the People's Bank of China, Bank of China, and Tongyi Lubricants.

After 2008, Mr. TUNG, together with other partners, established Cen-1 Partners Limited, a consultancy company focusing on management and financial consultancy.  With this new establishment, Mr. TUNG continues to assist his clients in marketing and financial management in the Asia region.

Throughout Mr. TUNG’s professional experience, he has been instrumental in developing new business markets in Asia and in emerging markets. He has lead teams to establish new sales and distribution channels.   He has also been a team member and employee of Deliotte & Touche, which has been an active consultant for various IPOs in the past and present.   He continues to serve private clients in their personal wealth management and corporate strategic asset planning.

Mr. TUNG has experience in the financial industry, including general business, start-up, and operations. He has experience in establishing sales and trade channels and in establishing markets for products. While he has no direct experience in the wine and alcohol industry, his depth of experience in the financial markets and in general business industry makes him an asset to the Company. He will use his experience to take whatever steps are necessary to execute the business plan and assemble a group of personnel consistent with the business plan. He is proven to be a trusted member of various professional organizations and associations in Hong Kong. We believe that his experience makes him a highly qualified candidate for and Officer and Director of the Company.

Mr. TUNG has a Bachelor’s Degree in Economics and MBA from the Chinese University of Hong Kong.  He also has a Master of Science Degree from the Middlesex University.  He is a Fellow member of the Association of Chartered Certified Accountants and a Member of the Hong Kong Institute of Certified Public Accountants. Mr. TUNG is fluent in Cantonese, Mandarin and English.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Company during the past  ten years.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Currently, we utilize the office space and equipment of TUNG Yee Shing, our sole officer and director, at no cost. We may also able to leverage the space and equipment of future consultants and agents appointed by Mr. TUNG.   Consulting agents would be engaged in various industries and professions: wine and alcohol industry, web development and marketing industry, product development and product marketing, and potential agents in the manufacturing industry.  The source of funding for any consultants at this time would be the funds raised to date and any further investment by OTC Investment Management Group and/or Mr. Tung in support of the business plan.

On March 28, 2011, we issued a total of 6,000,000 shares of common stock were issued to OTC Investment Management Ltd which is beneficially owned by TUNG Yee Shing, our sole officer and director, in exchange for incorporation fees of $875, annual resident agent fees in the State of Nevada for $99, and developing the Company's business concept and plan valued at $59,026 to a total sum of $60,000.

On June 1, 2011 we issued an aggregate of 10,000,000 restricted shares of our common stock to OTC Investment Management Group Ltd in exchange for $50,000 in cash pursuant to the terms and conditions set forth in a certain stock purchase agreement (the "Common Stock Purchase Agreement"). Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Except as set forth above, there have been no related party transactions, or any other transactions or relationships required to be disclosed.

We have not:

* Established our own definition for determining whether our director and nominees for directors are "independent" nor have we adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current directors would not be deemed to be "independent" under any applicable definition given that they are officers of the Company; nor,

* Established any committees of the Board of Directors.

Given the nature of our company, our limited shareholder base and the current composition of our management (consisting solely of Mr. TUNG at the present), our Board of Directors does not believe that we require any corporate governance committees at this time. Our Board of Directors takes the position that management of a target business will establish:

* Its own Board of Directors,

* Establish its own definition of 'independent" as related to directors and nominees for directors,

* Establish committees that will be suitable for its operations after the Company consummates a business combination.

Employment Agreements

None

EXECUTIVE COMPENSATION

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	Year	Salary	Bonus	Stock Award(s)	Option Award(s)	Non-equity incentive plan Compensation	Non-qualified deferred compensation Earnings	All other compen- sation	Total
Name and Principal Position		($)	($)	($)	($)	($)	($)	($)	($)
TUNG Yee Shing (1), President, Secretary, Officer, Treasurer and Chairman of the Board of Directors	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)
On March 28, 2011, we issued a total of 6,000,000 shares of our common stock to Mr. TUNG, at $0.01 per share, as compensation for his services rendered in connection with our corporate formation and developing our business concept and plan.

TUNG Yee Shing, the Company's sole officer and director does not receive any compensation for his services rendered to the Company since inception, has not received such compensation in the past and is not accruing any compensation pursuant to any agreement with the Company. No remuneration of any nature has been paid for or on account of services rendered by a director in such capacity. The Company's sole officer and director intend to devote no more than fifteen (15) hours a week to our affairs. However, Mr. TUNG paid certain formation expenses related to the incorporation of the Company and contributed time to such formation and in developing the Company's business concept and plan. The board of directors (consisting solely of Mr. TUNG at present) valued the formation expenses and services at $60,000 and issued 6,000,000 shares of restricted common stock as founder shares to Mr. TUNG.

Mr. TUNG will not receive any finder's fee, either directly or indirectly, as a result of his efforts to implement the Company's business plan outlined herein.

It is possible that, after the Company successfully consummates a business combination with an unaffiliated entity, that entity may desire to employ or retain Mr. TUNG for the purposes of providing services to the surviving entity. However, the Company has adopted a policy whereby the offer of any post-transaction employment to Mr. TUNG will not be a consideration in our decision whether to undertake any proposed transaction.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table, or otherwise.

Indemnification

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, sole officer and key employee, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares. As of the date of this Prospectus, there are 16,612,500 shares issued and outstanding.

Kingly Chateau Corporation Shareholder Ledger
Shareholder Name	Shareholder Address	Number of Shares Before the Offering	Percentage of Ownership Before Offering	Number of Shares After the Offering	Percentage of Ownership After Offering
TUNG Yee Shing (1)	Rm 1016, Chun Ying Hse,Ko Chun Ct, Yao TongHong Kong, Hong Kong	6,000,000	36.117	6,000,000	36.117
OTC Investment Management Ltd (2)		10,000,000	60.196	10,000,000	0

(1)
The person named above may be deemed to be a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of their having founded the company.   TUNG Yee Shing serves as President, Secretary, Officer, Treasurer and Director of the Company and is the natural person with dispositive power of shares.

(2)	TUNG Yee Shing is the sole owner and officer of OTC Investment Management Group Inc. and has sole dispositive and voting rights. TUNG Yee Shing is the natural person with dispositive power of shares owned by OTC Investment Management Group. OTC was formed to manage business relationships established by TUNG and his partners, associates and/or affiliates. Kingly Chateau is one of those business relationships. TUNG is a shareholder and director of OTC. As a result, OTC holds shares owned by TUNG. TUNG determined that OTC should hold his shares in Kingly Chateau.

Securities authorized for issuance under equity compensation plans.

We have no equity compensation plans.

SELLING SHAREHOLDERS

The following table sets forth the name of each selling shareholder, the total number of shares owned prior to the offering, the percentage of shares owned prior to the offering, the number of shares offered, and the percentage of shares owned after the offering, assuming the selling shareholders sells all of their shares.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares. As of the date of this Prospectus, there are 16,612,500 shares issued and outstanding.

Kingly Chateau Corporation Shareholder Ledger
Shareholder Name	ID	Shareholder Address	Number of Shares Before the Offering	Percentage of Ownership Before Offering	Number of Shares After the Offering	Percentage of Ownership After Offering
OTC Investment Management Ltd (1)		OTC Investment ManagementQuastisky Building P. O. Box 4389 Road Town, Tortola British Virgin Island	10,000,000	60.196	0	0

Falcon Investment Holdings Ltd. (2)		4th Floor, 21 Regent Street, Belize City, Belize, C.A.	300,000	1.806	0	0
Luo Jia Wen		Luohu Zone, ChunFeng Rd, Chang Feng Yun Bldg., i Unit 30B6, Shenzhen PRC	100,000	.602	0	0
Luo Qi Dong		Luohu Zone, ChunFeng Rd, Chang Feng Yun Bldg., i Unit 30B6, Shenzhen PRC	75,000	.451	0	0
Lei Yuan Xi		Luohu Zone, ChunFeng Rd, Chang Feng Yun Bldg., i Unit 30B6, Shenzhen PRC	75,000	.451	0	0
Lei Ming Xing		Luohu Zone, ChunFeng Rd, Chang Feng Yun Bldg., i Unit 30B6, Shenzhen PRC	2,500	.015	0	0
Huang Ming Dong		Luohu Zone, ChunFeng Rd, Chang Feng Yun Bldg., i Unit 30B6, Shenzhen PRC	2,500	.015	0	0
Luo Jia Hui		Luohu Zone, ChunFeng Rd, Chang Feng Yun Bldg., i Unit 30B6, Shenzhen PRC	2,500	.015	0	0
Luo Jia Wei		Luohu Zone, ChunFeng Rd, Chang Feng Yun Bldg., i Unit 30B6, Shenzhen PRC	2,500	.015	0	0
Luo Qi Hua		Luohu Zone, ChunFeng Rd, Chang Feng Yun Bldg., i Unit 30B6, Shenzhen PRC	2,500	.015	0	0
Hu Li Gui		Luohu Zone, ChunFeng Rd, Chang Feng Yun Bldg., i Unit 30B6, Shenzhen PRC	2,500	.015	0	0
Lei Er Xi		Luohu Zone, ChunFeng Rd, Chang Feng Yun Bldg., i Unit 30B6, Shenzhen PRC	2,500	.015	0	0
Luo Wu Ying		Luohu Zone, ChunFeng Rd, Chang Feng Yun Bldg., i Unit 30B6, Shenzhen PRC	2,500	.015	0	0
Liang Ya Fen		Luohu Zone, ChunFeng Rd, Chang Feng Yun Bldg., i Unit 30B6, Shenzhen PRC	2,500	.015	0	0
Huang Ming Gui		Luohu Zone, ChunFeng Rd, Chang Feng Yun Bldg., i Unit 30B6, Shenzhen PRC	2,500	.015	0	0
Yiang Ya Yu		Luohu Zone, ChunFeng Rd, Chang Feng Yun Bldg., i Unit 30B6, Shenzhen PRC	2,500	.015	0	0
Lei Shuang Xi		Luohu Zone, ChunFeng Rd, Chang Feng Yun Bldg., i Unit 30B6, Shenzhen PRC	2,500	.015	0	0
Huang Chu Xiang		Luohu Zone, ChunFeng Rd, Chang Feng Yun Bldg., i Unit 30B6, Shenzhen PRC	2,500	.015	0	0
Luo Qi Lin		Luohu Zone, ChunFeng Rd, Chang Feng Yun Bldg., i Unit 30B6, Shenzhen PRC	2,500	.015	0	0
Luo Jia Hong		Luohu Zone, ChunFeng Rd, Chang Feng Yun Bldg., i Unit 30B6, Shenzhen PRC	2,500	.015	0	0
Shing Yik Chun Sam		Room 1805, 18/Floor, Block D, Connie Towers, No. 147 Hong Ning Road, Kwun Tong, Kowloon, Hong Kong.	1,500	.010	0	0
Fong Mee Yin		Flat E, 25/Floor, Block 3, Wai Wah Centre, Shatin, NT, Hong Kong.	1,500	.010	0	0
Man Chun Kwok Eugene		No. 480 Queen's Road, 3/Floor, Rear Block, Hong Kong.	1,500	.010	0	0
Chan Yik Lan		Room 1333, 13/Floor, Wah Ching House, Wah Fu Estate, Hong Kong	1,500	.010	0	0
Chu Mang Chi Alice		Flat A, 17/Floor, Wing On Mansion, No. 26 Tai Ho Road, Tsuen Wan, NT, Hong Kong.	1,500	.010	0	0
Franco Cumin		Unit 11, No. 888 Shuicheng Road Building, 1301 Changning District, Shanghai, People's Republic of China	1,500	.010	0	0
Fung Siu Kei		Flat C, 21/Floor, Greenfields Tower 2, No.1 Fung Kam Street, Yuen Long, NT, Hong Kong.	1,500	.010	0	0
Lai Chung Ming		3/Floor, No. 302 Castle Peak Road, Kowloon, Hong Kong.	1,500	.010	0	0
Lam Ka Wa		Flat C, 17/Floor, Juniper Mansion, Tai Koo Shing, Hong Kong.	1,500	.010	0	0
Cheung Kin Keung Koji		Room 2316, 23/Floor, Cheung Yuen House, Chuk Yuen North Estate, Wong Tai Sin, Kowloon, Hong Kong.	1,500	.010	0	0
Lo Ka Ngo Francis		Flat 206, Block B, Yee Tsui House, No. 1 Yee Shing Street, Chai Wan, Hong Kong.	1,000	.006	0	0
Na Yong Wee		No. 3-58, Jalan Rajawali 14, Taman TG Gading, 84000 Muar, Johor, Malaysia.	1,000	.006	0	0
Na Yong Chiang		No. 3-58, Jalan Rajawali 14, Taman TG Gading, 84000 Muar, Johor, Malaysia.	1,000	.006	0	0
Sutandy Setyawan		Jl. Mangga Besar, Raya No. 181 B, Jakarta, Indonesia.	1,000	.006	0	0
Suyadi Adhian Syah		Pondok Pekayon Indah, Blok D3/12, Bekasi 17148, Jakarta, Indonesia.	1,000	.006	0	0
Liang Min Yung		Flat 9, 15/F, BLK C, Phase 2, Tsing Yi Ind. Center, Tsing Yi, HT HK	1,000	.006	0	0
Anas Hafez		Room 408, Festigood Center, 8 Lok Yip Rd., Fanling HK	1,000	.006	0	0
Law Yu Yku		Flat 5, 11/F, BLK 9, 8 Hoi Ting Rd., Charming Gardens, Mongkok HK	1,000	.006	0	0
Law Shu Fai		DD 70, Lot 83, 2/F, Wing Ning Wei, Fanling, NT HK	1,000	.006	0	0
Lo Shu Man		DD 70, Lot 82, 2/F, Wing Ning Wei, Fanling, NT HK	1,000	.006	0	0

(1)  TUNG Yee Shing is the sole owner and officer of OTC Investment Management Group Inc. and has sole dispositive and voting rights.  TUNG Yee Shing is the natural person with dispositive power of shares owned by OTC Investment Management Group.

(2)  Luo Jia Wen is the natural person with dispositive power of shares owned by Falcon Investment Holdings Limited.

Certain individuals have rural addresses such that postal/mail delivery is not reliable and therefore, a secondary address has been provided at their request. Certain shareholders are related family members; however none are minors and each shareholder is the beneficial owner of the represented shares.

All natural persons named as selling security holders exercise voting and/or dispositive powers with respect to the securities to be offered for resale by our selling security holders. No shareholder has any shares to which they have a right to acquire, nor any options, warrants, convertible instruments nor any other security of any kind.

No selling shareholder is a broker-dealer, nor an affiliate of a broker-dealer.

DESCRIPTION OF SECURITIES

(a) Common and Preferred Stock.

We are authorized by our Certificate of Incorporation to issue an aggregate of 220,000,000 shares of capital stock, of which 200,000,000 are shares of common stock, par value $0.001 per share (the "Common Stock") and 20,000,000 are shares of preferred stock, par value $0.001 per share (the "Preferred Stock"). As of the date of this registration statement 16,612,500 shares of Common Stock and zero shares of Preferred Stock were issued and outstanding.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 20,000,000 shares of Preferred Stock with designations, rights and preferences to be determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized Preferred Stock, there can be no assurance that we will not do so in the future.

The description of certain matters relating to our securities is a summary and is qualified in its entirety by the provisions of our Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Registration Statement.

(b) Debt Securities.

None.

(c) Other Securities to be Registered.

None.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the Securities and Exchange Commission under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

Our stock transfer agent for our securities will be New York Stock Transfer, LLC. Its telephone number is 864-697-8552.

CERTAIN TRANSACTIONS

None

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our unaudited consolidated financial statements from inception (March 28, 2011) to April 30, 2011, included in this prospectus have been audited by Peter Messineo, CPA, as set forth in its reports included in this prospectus. Its reports are given upon its authority as an expert in accounting and auditing.

LEGAL MATTERS

Diane D. Dalmy, 8965 West Cornell Place, Lakewood, Colorado 80227, telephone (303) 985-9324 has acted as our legal counsel.

FINANCIAL STATEMENTS

Our fiscal year end is April 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by a firm registered with the Public Company Accounting Oversight Board.

Until _____________2011, ninety days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

INDEX TO FINANCIAL STATEMENTS

KINGLY CHATEAU CORPORATION

(A Development Stage Company)

For the Period from March 28, 2011 (Date of Inception)

Through April 30, 2011

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Kingly Chateau Corporation:

I have audited the balance sheets of Kingly Chateau Corporation as of April 30, 2011 and the related statement of operations, changes in stockholder’s equity, and cash flows for the year then ended and for the period March 28, 2011 (date of inception) through April 30, 2011.  These financial statements were the responsibility of the Company’s management.  My responsibility was to express an opinion on these financial statements based on my audits.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements were free of material misstatement.  The Company was not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, I express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provide a reasonable basis for my opinion.

In my opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of Kingly Chateau Corporation as of April 30, 2011, and the results of its operations and its cash flows for the year then ended and for the period March 28, 2011 (date of inception) through April 30, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has no revenues from operation, has not emerged from the development stage, and is requiring traditional financing or equity funding to commence its operating plan.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Further information and management’s plans in regard to this uncertainty were also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Peter Messineo, CPA
Palm Harbor, Florida
May 3, 2011

Kingly Chateau Corporation
(A Development Stage Corporation)
Balance Sheet
As of April 30, 2011

Assets
Cash	$	-----
Total Current Assets		-----

Total Assets	$	-----

Liabilities and Stockholders’ Equity

Accrued expenses	$	-----
Total Current Liabilities		-----

Stockholders’ Equity:
Preferred stock; $0.001 par value; 20,000,000 shares authorized; - 0 - shares issued and outstanding		-----
Common stock; $0.001 par value; 200,000,000 shares authorized; 6,000,000 shares issued and outstanding		6,000
Additional paid in Capital		54,000
Accumulated deficit during development stage		(60,000)
Total Stockholders’ Equity		-----
Total Liabilities and Stockholders’ Equity	$	-----

The accompanying notes are an integral part of the financial statements

Kingly Chateau Corporation
(A Development Stage Corporation)
Statement of Operations
For the Period Mar. 28, 2011 (Date of Inception) through Apr. 30, 2011

Revenue:
Sales	$	-----
Total Sales		-----

Operating Expenses:
General and administrative		60,000
Total Expenses		60,000

(Loss) from operations		$(60,000)

Other income (expenses)
Interest income		-----
Interest expense		-----
Loss before income taxes		(60,000)

Income tax benefit (provision)		-----
Net (Loss)		(60,000)

Net loss per common share, basic and diluted		$(0.01)

Basic and diluted weighted average common shares outstanding		6,000,000

The accompanying notes are an integral part of the financial statements.

Kingly Chateau Corporation
(A Development Stage Corporation)
Statement of Changes in Stockholders’ Equity (Deficit)
For the Period Mar. 28, 2011 through Apr. 30, 2011

	Common Stock			Capital in Excess of	Accumulated Deficit During Development	Total
	Shares	Amount		Par Value	Stage	Deficit

Balance Mar. 28, 2011 (Date of Inception)	-----	$	-----	$ -----	-----	$	-----
Issuance of common stock for services (Mar. 28, 2011)	6,000,000		6,000	54,000			60,000
Net loss for the period Mar. 28, 2011 (date of Inception) through Apr. 30, 2011	-----		-----	-----	(60,000)		(60,000)
Balance Apr. 30, 2011	6,000,000		$6,000	$54,000	$(60,000)	$	-----

The accompanying notes are an integral part of the financial statements.

Kingly Chateau Corporation
 (A Development Stage Corporation)
Statement of Cash Flows
For the period March 28, 2011 (date of inception) through April 30, 2011

Operating activities
Net loss		$(60,000)
Adjustments to reconcile net loss to net cash used
by operating activities:
Stock based compensation		60,000
Changes in operating assets and liabilities:
Accrued expenses		-----
Net cash used by operating activities		-----

Investing activities
Net cash used by investing activities		-----

Financing activities
Proceeds from issuance of common stock		-----
Net cash provided by financing activities		-----

Net increase (decrease) in cash and cash equivalents		-----

Cash and cash equivalents, beginning of period		-----

Cash and cash equivalents, end of period	$	-----

Supplemental information:
Cash paid during the year for interest	$	-----
Cash paid during the year for taxes	$	-----

The accompanying notes are an integral part of the financial statements.

Kingly Chateau Corporation
(A Development Stage Corporation)
Notes to Financial Statements
For the Period from March 28, 2011 (Date of Inception) through April 30, 2011

Note 1:   Background Information and Summary of Significant Accounting Policies

Background Information
Kingly Chateau Corporation ( the "Company") was incorporated in the State of Nevada on March 28, 2011. The Company has been engaged in organizational efforts and obtaining initial financing, since its inception. The Company was formed to pursue a business combination.  The business purpose of the Company is to seek the acquisition of or merger with, an existing company.

Significant Accounting Policies

The significant accounting policies followed are:

FASB Codification:
 In June 2009, the FASB issued ASC 105, Generally Accepted Accounting Principles, effective for interim and annual reporting periods ending after September 15, 2009. This statement establishes the Codification as the source of authoritative accounting principles used in the preparation of financial statements in conformity with generally accepted accounting principles. The Codification does not replace or affect guidance issued by the SEC or its staff. As a result of the Codification, the references to authoritative accounting pronouncements included herein in our Form S-1 now refer to the Codification topic section rather than a specific accounting rule as was past practice.

Development Stage Company:
The Company is considered to be in the development stage as defined in ASC 915, “Accounting and Reporting by Development Stage Enterprises”. The Company has devoted substantially all of its efforts to the corporate formation and the raising of capital.

Basis of Presentation and the Use of Estimates:
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Financial instruments:
In September 2006, the Financial Accounting Standards Board (FASB) introduced a framework for measuring fair value and expanded required disclosure about fair value measurements of assets and liabilities.  FASB Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
•
Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of the period end.  The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

On March 28, 2011 (date of inception), the Company applied ASC 820 for all non-financial assets and liabilities measured at fair value on a non-recurring basis. The adoption of ASC 820 for non-financial assets and liabilities did not have a significant impact on the Company’s financial statements.

Cash and Cash Equivalents:
Cash is to be maintained with a major financial institution in the United States.  Deposits with this bank, at times, may exceed the amount of insurance provided on such deposits. Temporary cash investments with an original maturity of three months or less are considered to be cash equivalents.

Common Stock:
The Company records common stock issuances when all of the legal requirements for the issuance of such common stock have been satisfied.

Revenue and Cost Recognition:
The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Advertising Costs:
The Company’s policy regarding advertising is to expense advertising when incurred.  There have been no advertising expenses incurred during period.

Share Based Payments:
Share-based payments to employees, including grants of employee stock options are recognized as compensation expense in the financial statements based on their fair values, in accordance with FASB ASC Topic 718. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period). The Company had no common stock options or common stock equivalents granted or outstanding for all periods presented. The company may issue shares as compensation in the future periods for employee services.

The Company may issue restricted stock to consultants for various services.  Cost for these transactions will be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The value of the common stock is to be measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty's performance is complete. The company has issue shares as compensation in the future period for services associated with the registration of the common shares.

Income Taxes:
The Company accounts for income taxes under FASB Codification Topic 740 which requires use of the liability method.  Topic 740 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purpose, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.  A valuation allowance may be applied against the net deferred tax due to the uncertainty of its ultimate realization.

Earnings (Loss) Per Share:
Basic loss per share is computed by dividing net earnings (loss) attributable to common stockholders by the weighted average common shares outstanding for the period.  Diluted earnings per share are computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti-dilutive and thus are excluded from the calculation.  The Company does not have any potentially dilutive common shares outstanding.

Subsequent Events:
Subsequent events have been evaluated through the date that the financial statements were available to be issued, which is the date of filing.

Note 2:   Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  For the period ended April 30, 2011, the Company has had no operations and has not emerged from the development stage.  In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to attain an operating company and to achieve a level of profitability.  The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements.  The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3:   Recent Accounting Pronouncements

In June 2009, the FASB issued new accounting guidance that established the FASB Accounting Standards Codification (“Codification”), as the single source of authoritative GAAP to be applied by nongovernmental entities, except for the rules and interpretive releases of the SEC under authority of federal securities laws, which are sources of authoritative GAAP for SEC registrants. The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead the FASB will issue Accounting Standards Updates. Accounting Standards Updates will not be authoritative in their own right as they will only serve to update the Codification. These changes and the Codification itself do not change GAAP. This new guidance became effective for interim and annual periods ending after September 15, 2009. Other than the manner in which new accounting guidance is referenced, the Codification did not have an effect on the Company’s financial statements.

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.  Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company's present or future financial statements.

Note 4:   Income Taxes

There is no current or deferred income tax expense or benefit for the period ended April 30, 2011. The provision for income taxes is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The items causing this difference are as follows:

	March 28, 2011 (Date of Inception) through April 30, 2011
Tax benefit at U.S. statutory rate		$20,400

State income tax benefit, net of federal benefit		1,800
	$
Valuation allowance		(22,200)

Tax Benefit	$	-----

The Company did not have any temporary differences for the period from March 28, 2011 (Date of Inception) through April 30, 2011.

Any deferred tax asset that would result from the net operating loss generated has been fully offset by a valuation allowance because at this time the Company’s management believes that it is more likely than not that the future tax benefit will not be realized as the Company is anticipating a history of net operating losses, until such time that an operating company is acquired and profitability is achieved; however this is not assured and management will assess the recoverability in future periods.

Note 5:    Related Party Transactions

At inception, the Company has issued 6,000,000 shares of restricted common stock to the majority shareholder for consulting services associated with the development of the business plan and other services related to the incorporation and start-up.  Cost for this transaction was measured at the fair value of the services provided, based on similar services he has provided to unrelated third parties.  The Company recognized this administrative expense in the current period and a corresponding increase to capital related to stock issued for services.   Services were provided during the initial period presented and, accordingly, all shares issued are fully vested, and therefore there is no unrecognized compensation associated with this transaction.

The Company does not have employment contracts with its sole offer and director, who is the majority shareholder.

The sole officer and director of the Company is involved in other business activities and may, in the future, become involved in additional business opportunities that become available.  A conflict may arise in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

We depend on our sole officer and director, to provide the Company with the necessary funds to implement our business plan for the next 12 months and beyond, as necessary.  The Company does not have a funding commitment or any written agreement for our future required cash needs.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the sole officer and director of the Company to use at no charge.

The above amount is not necessarily indicative of the amount that would have been incurred had a comparable transaction been entered into with independent parties.

Note 6:    Equity

The Company has been authorized to issue 220,000,000 shares, $.001 par value, of which 200,000,000 shares have been designated as common shares and 20,000,0000 have been designated as preferred shares.

Preferred shares have been designated; however no shares have been issued as of the date of this report.  Preferred shares have not been defined, however the classification will have preferred distribution upon liquidation as well as a separate voting preference, to be defined at a later date.

Common shares are entitled to one vote per share.

As described above, on March 28, 2011, the Company issued 6,000,000 shares of its $0.001 common stock to the sole officer and director of the Company for services rendered, valued at $60,000.

INDEX TO INTERIM FINANCIAL STATEMENTS (UNAUDITED)

KINGLY CHATEAU CORPORATION

(A Development Stage Company)

For the Three Months Ended  October 31, 2011 and for the Period from

March 28, 2011 (Date of Inception) through  October 31, 2011

Kingly Chateau Corporation
(A Development Stage Corporation)

Balance Sheets

	October 31, 2011 (unaudited)	April 30, 2011 (audited)

Assets

Cash	$56,160	$--

Total Current Assets	56,160	--

Total Assets	$56,160	$--

Liabilities and Stockholders’ Equity

Liabilities

Accrued expenses	$--	$--

Total Current Liabilities	--	--

Stockholders’ Equity

Preferred stock; $0.001 par value; 20,000,000 shares authorized; -0- shares issued and outstanding	--	--

Common stock; $0.001 par value; 200,000,000 shares authorized; 16,612,500 shares issued and outstanding	16,613	6,000

Additional paid in capital	99,547	54,000

Accumulated deficit during development stage	(60,000)	(60,000)

Total Stockholders’ Equity	56,160	--

Total Liabilities and Stockholders’ Equity	$56,160	$--

The accompanying notes are an integral part of the financial statements

Kingly Chateau Corporation
(A Development Stage Company)
Statements of Operation
For the Three Month and Six Month Periods Ended October 31, 2011 and
for the period from March 28, 2011 (date of inception) through October 31, 2011.

	For the Three Months Ended Oct. 31, 2011	For the Six Months Ended Oct. 31, 2011	For the Period from March 28, 2011 (date of inception) through Oct. 31, 2011
	(unaudited)	(unaudited)	(unaudited)

Revenues:	$--	$--	$--

Expenses:
General and administrative	--	60,000	60,000
Total operating expenses	--	60,000	60,000

Loss before income taxes	--	(60,000)	(60,000)

Income tax benefit (provision)	--	--	--

Net Loss	$--	$(60,000)	$(60,000)

Basic and diluted loss per common share	$0.00	$0.00	$0.00

Basic and diluted weighted average common shares outstanding	14,670,313	14,670,313	14,670,313

The accompanying notes are an integral part of the financial statements.

Kingly Chateau Corporation
(A Development Stage Corporation)
Statement of Changes in Stockholders’ Equity (Deficit)
For the period March 28, 2011 (date of inception) through October 31, 2011

				Accumulated
			Capital in	Deficit During	Total
	Common Stock		Excess of	Development	Stockholders’
	Shares	Amount	Par Value	Stage	Deficit
Balance March 28, 2011 (date of inception)	--	$--	$--	$--	$--
Issuance of common stock for services (March 28, 2011)	6,000,000	6,000	54,000	--	60,000
Net loss for the period March 28, 2011 (date of inception) through April 30, 2011	--	--	--	(60,000)	(60,000)
Balance April 30, 2011	6,000,000	$6,000	$54,000	$(60,000)	$--
Issuance of common stock for cash (June 1, 2011 at $.005 per share)	10,000,000	10,000	40,000	--	50,000
Issuance of common stock for cash (June 30, 2011 at $.0101 per share)	612,500	613	5,547	--	6,160
Net income (loss) for the six months ended October 31, 2011 (unaudited)				--
Balance October 31, 2011	16,612,500	$16,613	$99,547	$(60,000)	$56,160

The accompanying notes are an integral part of the financial statements.

Kingly Chateau Corporation
(A Development Stage Corporation)
Statements of Cash Flows
For the Period March 28, 2011 (date of inception) through October 31, 2011

	For the Three Months Ended Oct. 31, 2011	For the Period March 28, 2011(inception) through Oct. 31, 2011
	(unaudited)	(unaudited)
Cash Flows from Operating Activities:

Net loss	$--	$(60,000)

Adjustments to reconcile net loss to net cash used by operating activities:
Stock based compensation	--	60,000
Changes in operating assets and liabilities:
Accrued expenses	--	--
Net cash used by operating activities	--	--

Cash Flows from Investing Activities:
Net cash used by investing activities	--	--

Cash Flows from Financing Activities:
Proceeds from issuance of common stock	--	56,160
Net cash provided by financing activities	--	56,160

Net increase (decrease) in cash and cash equivalents	$--	$56,160

Cash and cash equivalents, beginning of period	--	--

Cash and cash equivalents, end of period	$--	$56,160

Supplemental information:
Cash paid during the year for interest	$--	$--
Cash paid during the year for taxes	$--	$--

The accompanying notes are an integral part of the financial statements.

Kingly Chateau Corporation
 (A Development Stage Corporation)
Notes to Unaudited Financial Statements
For the three months ended  October 31, 2011 and the period from
March 28, 2011 (date of inception) through  October 31, 2011

1.  Background Information.

Kingly Chateau Corporation, a Nevada corporation, is a development stage company with a principal business objective of establishing and operating a winery and retail wine business and intends to seek additional investment opportunities in the wine and alcohol business.  We may at some point in time desire an acquisition or business combination that we deem advantageous to operations.  It should be noted that the Company has not conducted negotiations or entered into a letter of intent concerning any target business.  If we were to seek a business combination, we would predominantly focus on Companies that are within the wine production, wholesale and retail industries.

The growth of the economies in Asia has provided opportunities to many professional companies in the region.  In order to attempt to gain access to the opportunities across the emerging economies, Kingly Chateau Corporation has developed a strategic plan to target the emerging markets in Asia based on exponential growth of personal wealth in Mainland China and other regional Asian emerging markets.

The Company intends to acquire assets of operating companies or individuals in the wholesale, retail, internet, distribution and manufacturing markets, i.e. developing sales opportunities and revenues from the alcoholic beverage (mainly wine) industry.

2.  Going Concern.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  For the period October 31, 2011 (unaudited), the Company has had no revenue generating operations and has not emerged from the development stage.  In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to begin operations and to achieve a level of profitability.   Generally, the Company has financed operations to date through the proceeds of the private placement of equity and debt instruments. We intend to finance these expenses with further issuances of securities and debt issuances. Thereafter, as discussed above, we expect we will need to raise additional capital and generate revenues to meet long-term operating requirements. Additional issuances of equity or convertible debt securities will result in dilution to our current shareholders. Further, such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of our operational strategies, endeavors or opportunities, which could significantly and materially restrict our business operations.   The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

3.  Significant Accounting Policies.

The significant accounting policies followed are:

Basis of Presentation
The financial statements and related disclosures as of October 31,2011 and for the three months ended October 31, 2011 and for the period March 28, 2011 (date of inception) through October 31, 2011 are unaudited, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).  Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) have been omitted pursuant to such rules and regulations.

The Financial Statements have been prepared using the accrual basis of accounting in accordance with generally accepted accounting principles (GAAP) of the United States.  In the opinion of management, these interim financial statements include all adjustments necessary in order to make them not misleading.

Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents
All cash, other than held in escrow, is maintained with a major financial institution in the United States. Deposits with this bank may exceed the amount of insurance provided on such deposits. Temporary cash investments with an original maturity of three months or less are considered to be cash equivalents.

Common stock
The Company records common stock issuances when all of the legal requirements for the issuance of such common stock have been satisfied.

Revenue and cost recognition
The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Advertising Costs
The Company’s policy regarding advertising is to expense advertising when incurred.

Research and development expenses
Expenditures for research, development, and engineering of products are expensed as incurred.

Income Taxes
Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes resulting from temporary differences. Such temporary differences result from differences in the carrying value of assets and liabilities for tax and financial reporting purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of FASB ASC 740-10 “Uncertainty in Income Taxes” (ASC 740-10), at inception. The Company has not recognized a liability as a result of the implementation of ASC 740-10. A reconciliation of the beginning and ending amount of unrecognized tax benefits has not been provided since there is no unrecognized benefit since the date of adoption. The Company has not recognized interest expense or penalties as a result of the implementation of ASC 740-10.  If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

Earnings (Loss) Per Share
Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted loss per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti-dilutive and thus are excluded from the calculation.  As of  October 31, 2011the Company did not have any potentially dilutive common shares.

Subsequent events
Subsequent events have been evaluated through the date of the filing.

Recent accounting pronouncements
Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.  Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company's present or future financial statements.

4.  Income Taxes.

There is no current or deferred income tax expense or benefit for the three months and six months ended October 31, 2011, or for the period March 28, 2011 (date of inception) through October 31, 2011.

The provision for income taxes is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes.  The items causing this difference are as follows:

	For the Three Months Ended Oct. 31, 2011	For the Six Months Ended Oct. 31, 2011	March 28, 2011 (date of inception) through Oct. 31, 2011

Tax benefit at U.S. statutory rate	$--	$20,400	$20,400

State income tax benefit, net of federal benefit	--	1,800	1,800

Valuation allowance	$--	$(22,200)	$(22,200)

Tax Benefit	$--	$--	$--

The Company did not have any temporary differences for the three months and six months ended October 31, 2011, or for the period March 28, 2011 (date of inception) through October 31, 2011 (unaudited).

Any deferred tax asset that would result from the net operating loss generated has been fully offset by a valuation allowance because at this time the Company’s management believes that it is more likely than not that the future tax benefit will not be realized as the Company is anticipating a history of net operating losses, until such time that an operating company is acquired and profitability is achieved; however, this is not assured and management will assess the recoverability in future periods.

5.  Related Party Transactions

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at no charge.

The above amount is not necessarily indicative of the amount that would have been incurred had a comparable transaction been entered into with independent parties.

6.   Equity

Preferred shares have been designated; however no shares have been issued as of the date of this report.  Preferred shares have not been defined, however the classification will have preferred distribution upon liquidation as well as a separate voting preference, to be defined at a later date.

The Company has been authorized to issue 220,000,000 shares, $.001 par value, of which 200,000,000 shares have been designated as common shares and 20,000,000 have been designated as preferred shares.  Common shares are entitled to one vote per share.

On June 1, 2011, the Company sold 10,000,000 shares of common stock at $0.005 to an officer of the Company for $50,000.

On June 30, 2011, the Company sold 612,500 shares of common stock at an average of $.0101 to unrelated investors for proceeds of $6,160.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until (90 days after the effective date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

We are offering and selling shares of our common stock only to those persons and in those jurisdictions where these offers and sales are permitted.

You should rely only on the information contained in this prospectus, as amended and supplemented from time to time. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The information in this prospectus is complete and accurate only as of the date of the front cover regardless of the time of delivery or of any sale of shares. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has not been a change in our affairs since the date hereof.

This prospectus has been prepared based on information provided by us and by other sources that we believe are reliable. This prospectus summarizes information and documents in a manner we believe to be accurate, but we refer you to the actual documents or the agreements we entered into for additional information of what we discuss in this prospectus.

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by Kingly Chateau Corporation in connection with the sale of the securities being registered.  All amounts are estimates except the Securities and Exchange Commission registration fee and the Accounting Fees and Expenses:

Registration Fee	$20.00
Federal taxes, state taxes and fees	0.00
Blue Sky Qualifications	0.00
Accounting Fees and Expenses	2,500.00
Legal and Professional Fees and Expenses	1,500.00
EDGAR Fees and Expenses	700.00

Total	$4,720.00

We will bear all the costs and expenses associated with the preparation and filing of this registration statement including the registration fees of the selling security holders.

Item 14. Indemnification of Directors and Officers.

Kingly Chateau’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. Kingly Chateau Corporation indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at Kingly Chateau Corporation request as an officer or director. Kingly Chateau Corporation may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, Kingly Chateau’s best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, Kingly Chateau Corporation shall indemnify any director, officer and employee as follows: Every director, officer, or employee of Kingly Chateau Corporation shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/his in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of Kingly Chateau Corporation or is or was serving at the request of Kingly Chateau Corporation as a director, officer, employee or agent of Kingly Chateau Corporation partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/his duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Kingly Chateau Corporation. Kingly Chateau Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of Kingly Chateau Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

WHERE YOU CAN FIND MORE INFORMATION

We will file reports and other information with the U.S. Securities and Exchange Commission.  You may read and copy any document that we file at the SEC’s public reference facilities at 100 F Street N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-732-0330 for more information about its public reference facilities.  Our SEC filings will be available to you free of charge at the SEC’s web site at www.sec.gov.

Item 15. Recent Sales of Unregistered Securities.

On June 1, 2011, the Company sold 10,000,000 shares of unregistered common stock at $0.005 to our President, TUNG Yee Shing, for $50,000. Mr. TUNG Yee Shing is a non-U.S. resident . The sale did not involve the use of an underwriter, advertising or public solicitation. The securities bear a restrictive legend; and, no commissions were paid in connection with the sale of any securities. These shares were issued pursuant to the exemption from registration set forth under Regulation S promulgated under the Securities Act of 1933, as amended.

The Company issued 612,500 shares of common stock to unrelated investors on June 30, 2011. These shares were issued pursuant to the exemption from registration set forth either under Regulation S or Regulation D, Rule 506, promulgated under the Securities Act of 1933. The shares were issued to 39 non-U.S. residents and to 0 U.S. residents.

Item 16. Exhibits and Financial Statement Schedules.

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-K.  All Exhibits are attached hereto unless otherwise noted.

Exhibit No.	Document Description

3.1	Articles of Incorporation. *

3.2	Bylaws. *

4.1	Specimen Stock Certificate. (To be provided)

5.1	Opinion of Diane D. Dalmy, Attorney at Law *

23.1	Consent of Peter Messineo, CPA

23.2	Consent of Diane D. Dalmy, Attorney at Law (included with Exhibit 5.1)

*Previously filed

Item 17.  Undertakings.

(a) Rule 415 Offering.  The undersigned registrant hereby undertakes to:

(1)       File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)       Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)        For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

(3)        File a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

(4)        That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)       Request for Acceleration of Effective Date.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant according the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5)      That, for the purpose of determining liability under the Securities Act to any purchaser:

i.
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form S-1 Registration Statement and has duly caused to the Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Hong Kong on this  22nd day of  November , 2011.

KINGLY CHATEAU CORPORATION

BY:	/s/ TUNG Yee Shing
TUNG Yee Shing, Chief Executive Officer and member of the Board of Directors

BY:	/s/ TUNG Yee Shing
TUNG Yee Shing,
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ TUNG Yee Shing	Chief Executive Officer and a Member of the	November 22 , 2011
TUNG Yee Shing	Board of Directors